                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



                             SEPTEMBER 30, 1998

              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                           MICRON TECHNOLOGY, INC.

           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 001-10658                            75-1618004
----------------------------------------------    ------------------------     ------------------------------------
(State or other jurisdiction of incorporation)    (Commission File Number)      (I.R.S. Employer Identification No.)

                            8000 SOUTH FEDERAL WAY
                           BOISE, IDAHO  83716-9632

                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 (208) 368-4000

             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

On September 30, 1998, Micron Technology, Inc. (the "Company" or "Micron") completed its acquisition (the "Acquisition") of substantially all of the memory operations of Texas Instruments, Inc. ("TI") pursuant to an Acquisition Agreement, dated as of June 18, 1998, as amended (the "Agreement"). As consideration in the Acquisition, TI received approximately 28.9 million shares of Micron Common Stock, $740 million principal amount of convertible subordinated notes (the "Convertible Notes") and $210 million principal amount of subordinated notes (the "Subordinated Notes"). In addition, as part of the Acquisition, the Company received $550 million in cash and TI and the Company entered into a ten-year royalty-free patent cross license, that commences on January 1, 1999. The Agreement provides for cash adjustments to ensure that current assets minus the sum of current and noncurrent assumed liabilities of the acquired operations is $150 million as of September 30, 1998.

The Micron Common Stock and Convertible Notes issued in the transaction have not been registered under the Securities Act of 1933, as amended, and are therefore subject to certain restrictions on resale. The Company and TI entered into a Securities Rights and Restrictions Agreement as part of the transaction which provides TI with certain registration rights and places certain restrictions on TI's voting rights and other activities with respect to shares of MTI Common Stock. TI's registration rights begin six months after closing of the transaction. The Convertible Notes and the Subordinated Notes issued in the transaction will both bear interest at the rate of 6.5% and have a term of seven years. The Convertible Notes are convertible into approximately 12.3 million shares of Micron Common Stock at a conversion price of approximately $60 per share. The Subordinated Notes are subordinated to the Convertible Notes, the Company's outstanding 7% Convertible Subordinated Notes due July 1, 2004, and substantially all the Company's other indebtedness.

The assets acquired by the Company in the transaction include TI's: wafer fabrication operations in Avezzano, Italy; assembly/test operations in Singapore; and wafer fabrication facility in Richardson, Texas (which TI closed in June 1998). As part of the Acquisition, Micron also acquired TI's interest in two joint ventures: TECH Semiconductor Singapore ("TECH"), owned by TI, Canon, Inc., Hewlett-Packard Singapore (Private) Limited, a subsidiary of Hewlett-Packard Company, and EDB Investments Pte. Ltd.; and KTI Semiconductor ("KTI") in Japan owned by TI and Kobe Steel, Ltd. TI had a 29.9% interest in TECH and a 25% interest in KTI and had the obligation as well as the right to purchase 100% of the production meeting TI specifications of each joint venture. Similar to TI, with respect to TECH and KTI, Micron has an obligation and right to purchase 100% of the production meeting Micron specifications of each joint venture.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a)     Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 15, 1998.

(b)     Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 15, 1998.

(c)     Exhibits

        2.2 Second Amendment to Acquisition Agreement dated as of September 30, 1998 between Micron Technology, Inc. and Texas Instruments Incorporated.

        10.125 Second Supplemental Trust Indenture, dated as of September 30, 1998 between Micron Technology, Inc. and Norwest Bank Minnesota, National Association Trustee, relating to the issuance of 6-1/2% Convertible Subordinated Notes due October 2, 2003 (the "Notes") (including the form of Note).

        10.126 Subordinated Promissory Note, dated September 30, 1998, issued by Micron Technology, Inc. in the name of Texas Instruments Incorporated in the amount of $210,000,000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICRON TECHNOLOGY, INC.


Date:  October 14, 1998                 /s/ Wilbur G. Stover, Jr.

                                        Wilbur G. Stover, Jr.
                                        Vice President of Finance and
                                        Chief Financial Officer

                                       2